UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2011

Swift Transportation Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders
     On June 3, 2011, Swift Transportation Company (the “Company”) held its Annual Meeting of Stockholders at 9:00 am local time at the Company’s headquarters, 2200 S. 75th Ave., Phoenix, Arizona 85043. The following matters were voted upon at the meeting:
     Proposal No. 1
     The Company’s stockholders elected five individuals to the Company’s Board of Directors:

		Votes	Broker Non-
Name	Votes For	Withheld	Votes
William Post	186,596,306	10,782	5,464,832
Jerry Moyes	186,595,106	11,982	5,464,832
Richard Dozer	186,594,806	12,282	5,464,832
David Vander Ploeg	186,594,506	12,582	5,464,832
Glenn Brown	186,596,306	10,782	5,464,832
     Proposal No. 2
     The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
185,796,598	312,633	497,857	5,464,832
     Proposal No. 3
     The Company’s stockholders recommended, as set forth below, the frequency with which the Company should hold its future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
183,998,062	20,675	2,095,885	492,466	5,464,832
     Proposal No. 4
     The Company’s stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered accounting firm for the fiscal year 2011.

Votes For	Votes Against	Abstentions
191,661,963	397,859	12,098

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 8, 2011

SWIFT TRANSPORTATION COMPANY
/s/ Virginia Henkels
By: Virginia Henkels
Executive Vice President and Chief Financial Officer

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